United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 6, 2006

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

We had previously disclosed in Item 1A of our Form 10-K for the fiscal year ended December 31, 2005 that the Public Company Accounting Oversight Board (“PCAOB”) conducted an annual inspection of BDO Seidman, LLP (BDO) and in doing so, inspected BDO's audit of our financial statements for the year ended December 31, 2004. We also disclosed that after the completion of their inspection, the PCAOB staff informed BDO they differ with our accounting for forfeitable shares of stock issued in connection with one of our acquisitions in 2004 and had referred the matter to its Board. In September 2006, BDO informed us that the PCAOB reached a final conclusion on this issue and continued to differ with our accounting for forfeitable shares for the acquisition described above. As a result, we consulted on this matter with the staff of the Securities and Exchange Commission (SEC) under the established guidelines for “Consulting with the Office of the Chief Accountant.” The SEC has concluded their review under this process and indicated that they will not require us to amend or restate our prior public filings for this specific issue described above. This matter is now closed and the Company is not anticipating further review of this matter by any regulatory authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Dated: November 6, 2006	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer